Filed Pursuant to Rule 424(b)(5)

Registration No. 333-262461

PROSPECTUS SUPPLEMENT

(to the Prospectus dated February 9, 2022)

Up to $120,000,000 of Common Stock

We have entered into an Equity Distribution Agreement relating to the offer and sale of shares of our common stock, par value $0.0001 per share (the “Common Stock”), offered by this prospectus supplement through Canaccord Genuity LLC, as representative of the several sales agents (the “Representative”), and Roth Capital Partners, LLC and The Benchmark Company, LLC (collectively with the Representative, the “Agents”). In accordance with the terms of the Equity Distribution Agreement, under this prospectus supplement we may offer and sell shares of our Common Stock having an aggregate offering price of up to $120,000,000 from time to time through Canaccord, acting as sales agent on behalf of the Agents.

Sales of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through Nasdaq or on any other existing trading market for our Common Stock. The Agents are not required to sell any specific amount but will act as our sales agents using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

The Agents will be entitled to compensation at a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of our Common Stock sold through the Agents pursuant to the Equity Distribution Agreement. The net proceeds, if any, that we receive from the sales of our Common Stock will depend on the number of shares actually sold and the offering price for such shares. See “Plan of Distribution” beginning on page S-10 for additional information regarding the compensation to be paid to the Agents. In connection with the sale of Common Stock on our behalf, the Agents will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “PHUN.” The last reported sales price of our Common Stock on the Nasdaq Capital Market on May 31, 2024 was $6.49 per share.

Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as those in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Canaccord Genuity

Roth Capital Partners	The Benchmark Company

The date of this prospectus supplement is June 4, 2024.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of registration statement on Form S-3 (File No. 333-262461) that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of shares of our Common Stock to certain investors. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $120,000,000 from time to time under this prospectus supplement and the accompanying prospectus at prices and on terms to be determined by market conditions at the time of the offering.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement, as permitted by the rules and regulations of the SEC. For further information, we refer you to our registration statement on Form S-3, including its exhibits, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, contained in or incorporated by reference into the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the Agents have authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We do not, and the Agents do not, take responsibility for, and can provide no assurances as to, the reliability of any information that others provide you. The information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus as well as additional information incorporated by reference herein and described under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus before investing in our Common Stock.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The Phunware design logo and the Phunware mark appearing in this prospectus supplement and the accompanying prospectus are the property of Phunware, Inc. Trade names, trademarks and service marks of other companies that may appear in this or any future prospectus supplement are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” the “Company,” or “Phunware” refer to Phunware, Inc. and its subsidiaries.

This prospectus supplement contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectuses, include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus or incorporated herein or therein by reference, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectuses are based upon our current expectations and beliefs concerning future developments and their potential effects upon us. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding our business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, our continued operating and net losses in the future; our need for additional capital for our operations and to fulfill our business plans; changes in the business environment in which we operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which we operate; adverse litigation developments; inability to refinance existing debt on favorable terms; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of our management team; uncertainty as to the long-term value of our Common Stock; the risks discussed in the Annual Report on Form 10-K for the year ended December 31, 2023 under the heading “Risk Factors,” as updated from time to time by the Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents we file from time to time with the SEC.

There may be additional risks that we presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide our expectations, plans or forecasts of future events and views as of the date of this communication. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this communication.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in our securities. Before you decide to invest in our securities, you should carefully read the prospectus supplement and the accompanying prospectus, including the section titled “Risk factors” contained in this prospectus supplement and the accompanying prospectus. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Overview

We offer a fully integrated cloud platform for mobile that provides companies the products, services and solutions necessary to engage, manage and monetize their mobile application portfolios and audiences at scale. Our mission is to foster an ecosystem where digital interactions enable a more engaged, interactive, and valuable experience for all stakeholders. We are redefining connectivity by ensuring the widespread adoption of our technologies amongst brands, mobile consumers, partners, digital asset holders, and market participants. Founded in 2009, we are a Delaware corporation headquartered in Austin, Texas.

In November 2023, we announced our Phunware 3.0 strategy with three pillars:

●	Continued sales of our cloud-based platform offerings to hospitality, healthcare, connected workplace, luxury residential and other markets;
●	monetization of our patent portfolio in ways other than embedding it in our software; and
●	a digital asset strategy that capitalizes PhunCoin, PhunToken and those assets’ ability to return control of their data and use to consumers.

According to eMarketer, adults in the U.S. spend more than four hours daily on mobile internet; 90% of that time in mobile apps (versus mobile web). We believe brands must establish a strong identity on mobile, especially on devices and platforms specific to the Apple iOS and Google Android operating systems and ecosystems. Phunware helps brands define, create, launch, promote, monetize and scale their mobile identities as a means to anchor the consumer journey and improve brand interactions. Our platform allows for the licensing and creation of category-defining mobile experiences for customers and their application users worldwide.

Business Model

Our business model includes a combination of service, subscription and media transaction offerings that enable customers to engage, manage and monetize their mobile application portfolios throughout the mobile application lifecycle, which occurs in four phases:

●	Strategize — We help brands define the application experience and determine the operating systems, feature sets and use cases they want their mobile application to support.
●	Create — We help brands build their application portfolio.
●	Launch — We help brands launch their applications and build their mobile audience.

S-3

●	Engage, Monetize and Optimize — We help brands activate, monetize and optimize their mobile application portfolios.

Our product and service offerings include cloud-based recurring software license subscriptions, most of which are multi-year, application development and support services and application transaction-based media. Although a majority of our product and service offerings have been sold utilizing an internal sales team, we have also sold our product and service offerings through various sales partners, including value added resellers and systems integrators. We continue to invest in these relationships.

Our Products and Services

Our mobile software subscriptions and services, application transaction solutions and hardware product offerings include the following:

●	Integration of our software development kit (“SDK”) licenses into existing applications maintained by our customers, including:

●	Analytics (SDK that provides data related to application use and engagement);
●	Content Management (SDK that allows application admins to create and manage app content in a cloud-based portal);
●	Alerts, Notifications & Messaging (SDK that enables brands to send messages to app users through the app);
●	Marketing Automation (SDK that enables location-triggered messages and workflow);
●	Advertising (SDK that enables in-app audience monetization);
●	Location-Based Services (module that include Mapping, Navigation, Way finding, Workflow, Asset Management and Policy Enforcement);

●	Cloud-based vertical solutions, which are off-the-shelf, iOS- and Android-based mobile application solutions that address: the patient experience for healthcare, the shopper experience for retail, the fan experience for sports, the traveler experience for aviation, the luxury resident experience for real estate, the luxury guest experience for hospitality, the student experience for education and the generic user experience for all other verticals and applications; and
●	Application transactions, including re-occurring and one-time transactional media purchases for application discovery, user acquisition and audience building, audience engagement and audience monetization.

Additional Information

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus supplement and the accompanying prospectus. For instructions on how to find copies of these documents, see “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

Corporate Information

The mailing address and telephone number of the Company are:

Phunware Inc.

1002 West Avenue

Austin, Texas 78701

(512) 693-4199

S-4

THE OFFERING

Common Stock offered by us	Shares of our Common Stock having an aggregate offering price of up to $120,000,000.
Common Stock to be outstanding immediately after this offering (1)	Up to 26,762,076 shares, assuming sales of 18,489,985 shares of our Common Stock in this offering at an offering price of $6.49 per share, which was the last reported sale price of our Common Stock on the Nasdaq Capital Market on May 31, 2024. The actual number of shares issued will vary depending on the sales price under this offering.
Manner of Offering	Sales of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made from time to time by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act. The Agents are not required to sell any certain number of shares or dollar amount of our Common Stock, but will act as our sales agents and use commercially reasonable efforts to sell on our behalf all of the shares of Common Stock requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the Equity Distribution Agreement. See “Plan of Distribution” on page S-10.
Use of Proceeds	We currently expect to use the net proceeds from this offering for working capital and general corporate purposes, including expansion and growth of our sales and marketing functions or to fund strategic opportunities that may present themselves from time to time. See “Use of Proceeds.”
Nasdaq Capital Market ticker symbol	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “PHUN.”
Risk Factors	An investment in our company involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the other information in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion on the factors you should consider before making an investment decision.

(1) The number of shares of Common Stock to be outstanding after this offering is based on 8,272,091 shares of our Common Stock outstanding as of March 31, 2024, which excludes the following as of such date:

●	10,511 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under our 2009 Equity Incentive Plan with a weighted average exercise price of $37.77 per share;
●	2,500 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under our 2018 Equity Incentive Plan with a weighted average exercise price of $56.89 per share;
●	78,387 shares of Common Stock issuable upon vesting of outstanding restricted stock units granted under our various equity compensation plans;
●	274,491 shares of Common Stock reserved for future issuance under our 2018 Equity Incentive Plan and 2022 Inducement Plan;
●	46,791 shares of Common Stock reserved for issuance under our 2018 Employee Stock Purchase Plan; and
●	Up to 4,471,787 shares of Common Stock at an offering price of $6.49 per share, which was the last reported sale price of our Common Stock on the Nasdaq Capital Market on May 31, 2024, issuable to Lincoln Park Capital Fund, LLC (“Lincoln Park”) pursuant to a stock purchase agreement.

S-5

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as modified by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC. In addition, you should carefully consider the supplemental risk factors described below related to this offering and an investment in our securities. If any of these risks actually occurs, our business, financial condition, results of operations and cash flow could be seriously harmed. This could cause the trading price of our securities offered hereby to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering

Future sales or issuances of our Common Stock may dilute the ownership interest of existing stockholders and depress the trading price of our Common Stock.

We cannot predict the effect, if any, that future sales of our Common Stock, including sales pursuant to the Equity Distribution Agreement or the availability of our Common Stock for future sale, will have on the market price of shares of our Common Stock. Future sales or issuances of our Common Stock may dilute the ownership interests of our existing stockholders, including purchasers of Common Stock in this offering. In addition, future sales or issuances of substantial amounts of our Common Stock may be at prices below the offering price of the shares offered by this prospectus supplement and may adversely impact the market price of our Common Stock and the terms upon which we may obtain additional equity financing in the future. The perception that such sales or issuances may occur could also negatively impact the market price of our Common Stock.

The Common Stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase Common Stock in this offering at different times will likely pay different prices. As a result, investors may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares of Common Stock we will issue under the Equity Distribution Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Agents at any time throughout the term of the Equity Distribution Agreement. The number of shares that are sold by the Agents after delivering a sales notice will fluctuate based on the market price of our Common Stock during the sales period and limits we set with the Agents. Because the price per share of each share sold will fluctuate based on the market price of our Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase.

Since the price per share of our Common Stock being offered is substantially higher than the net tangible book value per share of our Common Stock, you will suffer substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. See the section titled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase Common Stock in this offering. In addition, we have a significant number of stock options and warrants outstanding. To the extent that outstanding stock options or warrants have been or may be exercised or other shares issued, you may experience further dilution.

Furthermore, to the extent we need to raise additional capital in the future and we issue additional shares of Common Stock or securities convertible or exchangeable for our Common Stock, our then-existing stockholders may experience dilution and the new securities may have rights senior to those of our Common Stock offered in this offering.

S-6

The price of our Common Stock may fluctuate significantly.

The market price of our Common Stock has fluctuated, and may continue to fluctuate significantly in response to many factors, some of which may be beyond our control, including:

●	actual or anticipated variations in our operating results;
●	changes in our cash flows from operations or earnings;
●	additions or departures of key management personnel;
●	actions by significant stockholders;
●	market rumors;
●	comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media;
●	speculation in the press or investment community;
●	the passage of legislation or other regulatory developments that adversely affect us or our industry;
●	the realization of any of the other risk factors included in, or incorporated by reference to, this prospectus supplement or the accompanying prospectus;
●	general market and economic conditions; and
●	the effect of a potential “short squeeze” due to a sudden increase in demand for our Common Stock.

In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our Common Stock to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to ensure that the market price of our Common Stock will not fall in the future.

Management has broad discretion over the use of the proceeds from this offering. We may use the proceeds of this offering in ways that do not improve our operating results or the market value of our Common Stock.

We will have broad discretion in determining the specific uses of the remaining net proceeds from the sale of the Common Stock pursuant to this offering. Our allocations may change in response to a variety of unanticipated events, such as differences between our expected and actual revenues from operations, unexpected expenses or expense overruns or unanticipated opportunities requiring cash expenditures. We will also have significant flexibility as to the timing and use of the net proceeds. As a result, investors will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the net proceeds. You will rely on the judgment of our management with only limited information about their specific intentions regarding the use of proceeds. We may spend most of the net proceeds of this offering in ways which you may not agree with. If we fail to apply these funds effectively, our business, results of operations and financial condition may be materially and adversely affected.

We have a history of losses, we expect to continue to incur losses and we may not achieve or sustain profitability in the future.

We have incurred significant losses in each fiscal year since our inception. We experienced a consolidated net loss for the years ended December 31, 2023 and December 31, 2022 of $52.8 million and $50.9 million, respectively. These losses were due to both a decline in platform revenue in 2022 and 2023, as compared to previous years, losses related to our digital asset holdings and the substantial investments we made to build our products and services, grow and maintain our business, acquire customers and service our various debt obligations. You should not consider our historical revenue levels or operating expenses prior to recent periods as indicative of our future performance. Key elements of our growth strategy include acquiring new customers and continuing to innovate and expand our product offerings. As a result, our operating expenses may continue to increase in the future due to expected increased sales and marketing expenses, operating costs, research and development costs and general and administrative costs and, therefore, our operating losses may continue or even potentially increase for the foreseeable future. In addition, as a public company we incur significant legal, accounting and other expenses, including, but not limited to additional costs in resolving our existing legal matters. Furthermore, to the extent that we are successful in increasing our customer base, we may also incur increased expenses because costs associated with generating and supporting customer agreements are generally incurred up front. Revenue recognition may not occur during the same the same period in which we incur costs associated with our agreements. Our efforts to grow our business may be costlier than we expect and we may not be able to increase our revenue enough to offset our higher operating expenses. We may incur significant losses in the future for many reasons, including the other risks described in this prospectus supplement and unforeseen expenses, difficulties, complications and delays and other unknown events. You should not rely upon future bookings we may announce or revenue growth as indicative of our future performance. We cannot assure you that we will reach profitability in the future or at any specific time in the future or that, if and when we do become profitable, we will sustain profitability. If we are ultimately unable to generate sufficient revenue to meet our financial targets, become profitable and have sustainable positive cash flows, investors could lose their investment.

S-7

USE OF PROCEEDS

We currently expect to use the net proceeds from this offering for working capital and general corporate purposes, including expansion and growth of our sales and marketing functions or to fund strategic opportunities that may present themselves from time to time.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

The following is a brief summary of certain terms and conditions of the securities being offered in this offering and does not purport to be a complete description of the rights and obligation of the parties thereunder.

Common Stock

The material terms and provisions of our Common Stock and each other class of our securities that qualifies or limits our Common Stock are described in the section entitled “Description of Securities that May Be Offered” beginning on page 6 of the accompanying prospectus and are incorporated herein by reference.

Our authorized capital stock consists of 1,000,000,000 shares of Common Stock, par value $0.0001 per share, and 100,000,000 shares of Preferred Stock, par value $0.0001 per share.

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DILUTION

If you invest in our Common Stock, you will experience immediate and substantial dilution to the extent of the difference between the public offering price of our Common Stock in this offering and the adjusted net tangible book value per share of our Common Stock immediately after the offering.

Our net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of Common Stock outstanding. The historical net tangible book value of our Common Stock as of March 31, 2024 was approximately $14,625,000, or $1.77 per share, based on 8,272,091 shares of Common Stock outstanding at March 31, 2024.

After giving effect to our sale in this offering of shares of our Common Stock in the aggregate amount of $120,000,000 at an assumed offering price of $6.49 per share (the last reported sale price of our Common Stock on the Nasdaq Capital Market on May 31, 2024) and after deducting the sales agent commissions and our estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2024 would have been approximately $130,975,000, or $4.89 per share of Common Stock. This represents an immediate increase in net tangible book value of $3.12 per share to existing stockholders and immediate dilution in net tangible book value of $1.60 per share to new investors purchasing our Common Stock in this offering at the assumed public offering price. The following table illustrates this dilution on a per share basis:

Assumed offering price per share		$6.49
Historical net tangible book value per share as of March 31, 2024	$1.77
Increase in net tangible book value per share attributable to this offering	$3.12
As adjusted net tangible book value per share after this offering		$4.89
Dilution per share to new investors		$1.60

The table above assumes for illustrative purposes that an aggregate of 18,489,985 shares of our Common Stock are sold at a price of $6.49 per share, for aggregate gross proceeds of approximately $120,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $6.49 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of approximately $120,000,000 is sold at that price, would increase the dilution in net tangible book value per share to new investors in this offering to $2.10 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $6.49 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of approximately $120,000,000 is sold at that price, would decrease the dilution in net tangible book value per share to new investors in this offering to $1.14 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

The number of shares of Common Stock to be outstanding after this offering is based on 8,272,091 shares of our Common Stock outstanding as of March 31, 2024, which excludes the following as of such date:

●	10,511 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under our 2009 Equity Incentive Plan with a weighted average exercise price of $37.77 per share;
●	2,500 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under our 2018 Equity Incentive Plan with a weighted average exercise price of $56.89 per share;
●	78,387 shares of Common Stock issuable upon vesting of outstanding restricted stock units granted under our various equity compensation plans;
●	274,491 shares of Common Stock reserved for future issuance under our 2018 Equity Incentive Plan and 2022 Inducement Plan;
●	46,791 shares of Common Stock reserved for issuance under our 2018 Employee Stock Purchase Plan; and
●	Up to 4,471,787 shares of Common Stock at an offering price of $6.49 per share, which was the last reported sale price of our Common Stock on the Nasdaq Capital Market on May 31, 2024, issuable to Lincoln Park pursuant to a stock purchase agreement.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our Common Stock or outstanding warrants to purchase shares of our Common Stock. To the extent that any of these outstanding options or warrants are exercised or we issue additional shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-9

PLAN OF DISTRIBUTION

We may issue and sell shares of our Common Stock from time to time under the Equity Distribution Agreement through Canaccord, acting as sales agent on behalf of the Agents, subject to certain limitations, having an aggregate gross sales price of up to $120,000,000. Sales of shares of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through Nasdaq or on any other existing trading market for our Common Stock.

Each time we wish to issue and sell any shares of our Common Stock under the Equity Distribution Agreement, we will notify the Agents of the aggregate number of shares to be sold, the dates on which such sales are requested to be made, any limitation on the number of shares to be sold in any one day, any minimum price below which sales may not be made, and other sales parameters as we deem appropriate. Once we have so instructed the Agents, unless the Agents decline to accept the terms of such notice, the Agents have agreed to use their commercially reasonable efforts consistent with their normal trading and sales practices to sell such shares of Common Stock up to the amount specified on such terms. The obligations of the Agents under the Equity Distribution Agreement to sell shares of our Common Stock are subject to a number of conditions that we must meet.

The settlement for sales of Common Stock between us and the Agents is generally anticipated to occur on the first trading day following the date on which the sale was made. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We have agreed to pay the Agents a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of our Common Stock sold through the Agents pursuant to the Equity Distribution Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, the Agents’ commissions and the proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agents for certain reasonable and documented expenses, including fees and disbursements of their counsel, up to an amount of (i) $60,000 in connection with the execution of the Equity Distribution Agreement and (ii) $10,000 in connection with each date on which we are required to provide a certificate pursuant to Section 7(h) of the Equity Distribution Agreement. We estimate that the total expenses of the offering payable by us, excluding any commissions and the reimbursement payable to the Agents under the terms of the Equity Distribution Agreement, will be approximately $60,000. The remaining sale proceeds, after deducting any other transaction fees, will equal the net proceeds from the sale of such Common Stock.

The Agents will provide written confirmation to us before the open on Nasdaq on the day following each day on which our shares of Common Stock are sold under the Equity Distribution Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the net proceeds.

In connection with the sale of Common Stock on our behalf, the Agents will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act.

The offering of our Common Stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (i) the issuance and sale of all shares of our Common Stock subject to the Equity Distribution Agreement or (ii) the termination of the Equity Distribution Agreement as permitted therein. We or the Agents may suspend the offering of Common Stock under the Equity Distribution Agreement upon proper notice to the other party and subject to other conditions.

This summary of the material provisions of the Equity Distribution Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Equity Distribution Agreement is filed as an exhibit to a Current Report on Form 8-K filed under the Exchange Act and is incorporated by reference in this prospectus supplement.

The Agents and their affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agents will not engage in any market making activities involving our Common Stock while the offering is ongoing under this prospectus supplement.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the Agents, and the Agents may distribute the prospectus supplement and the accompanying prospectus electronically.

S-10

LEGAL MATTERS

The validity of shares of our Common Stock being offered by this prospectus supplement will be passed upon for us by our counsel, Winstead PC, Dallas, Texas. Certain legal matters will be passed upon for the Agents by Faegre Drinker Biddle & Reath LLP.

EXPERTS

The consolidated financial statements of Phunware, Inc. as of and for the years ended December 31, 2022 and 2023 incorporated herein by reference in this prospectus supplement from our Annual Report on Form 10-K have been audited by Marcum LLP, an independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

S-11

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and accompanying prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered to be a part of this prospectus supplement and accompanying prospectus. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus supplement and accompanying prospectus. We hereby incorporate by reference the following documents into this prospectus supplement:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 15, 2024;
●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 13, 2024;
●	Our Current Reports on Form 8-K (and amendments thereto as applicable) as filed with the SEC on January 4, 2024; January 18, 2024; January 23, 2024; January 24, 2024; January 26, 2024; February 9, 2024; February 9, 2024; February 28, 2024; March 12, 2024; March 14, 2024; and May 9, 2024; and
●	The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on August 18, 2016 pursuant to Section 12(b) of Exchange Act, which description has been updated most recently in the Registrant’s prospectus filed with the SEC on November 14, 2018 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-4, as amended, inclusive of any amendments or reports filed for the purpose of updating such description, including Exhibit 4.15 to our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 31, 2021.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus supplement and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus supplement from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.

You may obtain any of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus from the SEC through the SEC’s website at http://www.sec.gov. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus supplement or the accompanying prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our investor relations website at http://investors.phunware.com or by writing or calling us at the following address or telephone number:

Phunware, Inc.

Attention: Investor Relations

1002 West Avenue

Austin, Texas 78701

investorrelations@phunware.com

(512) 394-6837

You should rely only on the information contained in, or incorporated by reference into the accompanying prospectus, this prospectus supplement, any future accompanying prospectus supplement or any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

S-12

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus is part of the registration statement on Form S-3 that we have filed with the SEC, which registers the securities offered by this prospectus supplement and the accompanying prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus supplement and the accompanying prospectus.

The Company files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s filings with the SEC, including this prospectus supplement and the accompanying prospectus, over the internet at the SEC’s website at http://www.sec.gov.

We also make available free of charge on the Investors section of our website, http://www.phunware.com, all materials that we file electronically with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus supplement or the accompany prospectus.

S-13

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Warrants

Units

We may from time to time offer and sell, in one or more offerings under this prospectus, shares of common stock, par value $0.0001 per share (the “Common Stock”), shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), warrants to purchase such shares of Common Stock (the “Warrants”) or units to purchase a combination thereof (the “Units”) of Phunware, Inc. (the “Company”). The aggregate initial offering price of all securities sold under this prospectus will not exceed $200,000,000. This prospectus provides you with a general description of the securities we may offer and certain other information about the Company. We may offer the securities in amounts, at prices and on terms determined at the time of the offering.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus, which may also supplement, update or amend information contained in this document. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of these securities.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities offered by this prospectus, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement, as well as the specific terms of the plan of distribution.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “PHUN.” On February 8, 2022, the last reported sale price of the Common Stock on the Nasdaq Capital Market was $3.44 per share.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 5 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in our securities.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 9, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $200,000,000. This prospectus provides you with a general description of the securities which we may offer. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. We may file with the SEC certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to documents or future prospectus supplements.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or amendment hereto. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to actual documents for complete information. All summaries are qualified in their entirety by the actual documents. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Phunware design logo and the Phunware mark appearing in this prospectus are the property of Phunware, Inc. Trade names, trademarks and service marks of other companies that may appear in this prospectus or any prospectus supplement are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” “the Company,” or “Phunware” refer to Phunware, Inc. and its subsidiaries.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read the sections below entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this Report, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding our business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, our continued operating and net losses in the future; our need for additional capital for our operations and to fulfill our business plans; the effect of COVID-19; changes in the business environment in which we operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which we operate; adverse litigation developments; inability to refinance existing debt on favorable terms; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of our management team; uncertainty as to the long-term value of our Common Stock; the risks discussed in the Annual Report on Form 10-K for the year ended December 31, 2020 under the heading “Risk Factors,” as updated from time to time by the Quarterly Reports on Form 10-Q and other documents we file from time to time with the SEC. The risk factors described in these documents may not be exhaustive.

There may be additional risks that we presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide our expectations, plans or forecasts of future events and views as of the date of this communication. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this communication.

2

THE COMPANY

Overview

Phunware is a provider of the Multiscreen-as-a-Service (“MaaS”) platform, a fully integrated enterprise cloud platform for mobile that provides companies the services, products, and solutions necessary to engage, manage and monetize their mobile application portfolios and audiences at scale. According to eMarketer, US adults spent on average over four hours daily on mobile devices in 2020. Given this reality, brands must establish a strong identity on mobile, especially on devices and platforms specific to the Apple iOS and Google Android operating systems and ecosystems. Phunware helps brands define, create, launch, promote, monetize and scale their mobile identities as a means to anchor the consumer journey and improve brand interactions. Our MaaS platform provides the entire mobile lifecycle of applications through one procurement relationship.

Our MaaS platform allows for the licensing and creation of category-defining mobile experiences for brands and their application users worldwide. Since our founding in 2009, we have amassed a database of proprietary Phunware IDs. Phunware IDs are unique identifiers assigned to a mobile device when it becomes first visible across our network of mobile application portfolios. We measure and accumulate Phunware IDs through queries that count unique devices that access our mobile application portfolio across our network of mobile applications that we have developed and/or support. The data collected from our Phunware IDs contributes to our application transaction revenue product line by helping companies and brands boost campaign performance, target high-value users, maximize conversions and optimize spend.

In October 2021, we acquired Lyte Technology, Inc. (“Lyte”), a provider of high-performance computer systems to individual consumers. Total consideration for the acquisition consisted of cash and common stock of the Company valued at up to approximately $10.98 million, a portion of which is contingent upon Lyte meeting certain revenue targets.

Founded in 2009, we are incorporated in the state of Delaware.

Business Model

Our core business model includes a combination of service, subscription and media transaction offerings that enable customers to engage, manage and monetize their mobile application portfolios throughout the mobile application lifecycle, which occurs in four phases:

●	Strategize — We help brands define the application experience and determine the operating systems, feature sets and use cases they want their mobile application to support.
●	Create — We help brands build, buy or lease their application portfolio.
●	Launch — We help brands launch their applications and build their mobile audience.
●	Engage, Monetize and Optimize — We help brands activate, monetize and optimize their mobile application portfolios.

Our product and service offerings include cloud-based recurring software license subscriptions, with terms ranging from one to three years, application development and support services, and application transaction-based media. Although a majority of our product and service offerings have been sold utilizing an internal sales team, we have also sold and continue to sell our product and service offerings through various channel partners.

We envision a future in which consumers own, control and are rewarded for the use of their personal data and information. In 2019, we launched a dual token structure in conjunction with the commencement of the offering PhunToken. In 2018, we began offering rights to future issuances of PhunCoin. The dual-token economy both empowers consumers and re-imagines how brands engage with audiences by creating a blockchain-enabled data exchange that recognizes the value of data and consumer engagement. PhunCoin is intended to be the “Value of Data” that empowers consumers to take control of and be compensated for their data. PhunToken is intended to act as the “Value of Engagement” that empowers consumers to monetize their digital activity and the data they share with brands.

We expect that our acquisition of Lyte will enable us to enter the personal computer hardware market. We will continue to pursue a direct to consumer selling strategy. We intend to grow revenue and consumer base by expanding into international markets. We also believe our recent acquisition of Lyte will leverage a new distribution network for our blockchain initiatives.

3

Our Products and Services

Our mobile software subscriptions and services, application transaction solutions and hardware product offerings include the following:

●	Cloud-based mobile software licenses in Software Development Kits (“SDKs”) form utilized inside mobile applications for the following:

●	Analytics (SDK that provides data related to application use and engagement),
●	Content Management (SDK that allows application admins to create and manage app content in a cloud-based portal),
●	Alerts, Notifications & Messaging (SDK that enables brands to send messages to app users through the app),
●	Marketing Automation (SDK that enables location-triggered messages and workflow);
●	Advertising (SDK that enables in-app audience monetization); and
●	Location-Based Services (module that include Mapping, Navigation, Way finding, Workflow, Asset Management and Policy Enforcement);

●	Integration of our SDK licenses into existing applications maintained by our customers, as well as custom application development and support services.
●	Cloud-based vertical solutions, which are off-the-shelf, iOS- and Android-based mobile application portfolios, solutions and services that address: the patient experience for healthcare, the shopper experience for retail, the fan experience for sports, the traveler experience for aviation, the luxury resident experience for real estate, the luxury guest experience for hospitality, the student experience for education and the generic user experience for all other verticals and applications
●	Application transactions, including re-occurring and one-time transactional media purchases for application discovery, user acquisition and audience building, audience engagement and audience monetization; and
●	Pre-packaged and custom high-end personal computer systems for gaming, streaming and cryptocurrency mining enthusiasts.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

Corporate Information

The mailing address and telephone number of the Company are:

Phunware Inc.

7800 Shoal Creek Boulevard

Suite 230-S

Austin, Texas 78757

(512) 693-4199

4

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the Risk Factors set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II or our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, which are incorporated herein by reference. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

Risks Relating to Market Volatility

Future sales or issuances, or the perception of future sales or issuances, of our Common Stock may dilute the ownership interest of existing stockholders and depress the trading price of our Common Stock.

We cannot predict the effect, if any, that future sales of our Common Stock or the availability of our Common Stock for future sale will have on the market price of shares of our Common Stock. Future sales or issuances of our Common Stock may dilute the ownership interests of our existing stockholders. In addition, future sales or issuances of substantial amounts of our Common Stock may adversely impact the market price of our Common Stock and the terms upon which we may obtain additional equity financing in the future. The perception that such sales or issuances may occur could also negatively impact the market price of our Common Stock.

The price of our Common Stock may fluctuate significantly.

The market price of our Common Stock may fluctuate significantly in response to many factors, including:

●	actual or anticipated variations in our operating results;
●	changes in our cash flows from operations or earnings;
●	additions or departures of key management personnel;
●	actions by significant stockholders;
●	speculation in the press or investment community;
●	volatility in the cryptocurrency market, including but not limited to fluctuations in the trading price of BitCoin;
●	the passage of legislation or other regulatory developments that adversely affect us or our industry;
●	the realization of any of the other risk factors included in, or incorporated by reference to, this prospectus supplement or the accompanying prospectus;
●	general market and economic conditions, including by not limited to the ongoing 2019 coronavirus (“COVID-19”) pandemic; and
●	the effect of a potential “short squeeze” due to a sudden increase in demand for our Common Stock.

In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our Common Stock to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to ensure that the market price of our Common Stock will not fall in the future.

5

DESCRIPTION OF SECURITIES THAT MAY BE OFFERED

The following is a summary of the rights of our securities and certain provisions of our certificate of incorporation and amended and restated bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to documents incorporated by reference to the registration statement of which this prospectus is a part.

We are a Delaware corporation. Our authorized capital stock consists of 1,000,000,000 shares of Common Stock, par value $0.0001 per share, and 100,000,000 shares of Preferred Stock, par value $0.0001 per share. As of January 20, 2022, there were 96,829,889 shares of our Common Stock outstanding held by 179 holders of record and no shares of Preferred Stock outstanding. The number of record holders is based upon the actual number of holders registered at such date and does not include holders of shares in “street name” or persons, partnerships, associations, corporations or entities in security position listings maintained by depositories.

Description of Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of our Preferred Stock outstanding at the time, the holders of our Common Stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of shares of our Common Stock shall be entitled to cast one vote for each share held on all matters submitted to a vote of our stockholders. Holders of shares of our Common Stock have no cumulative voting rights with respect to the election of directors. Our certificate of incorporation establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of votes cast at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our Common Stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Common Stock and any participating Preferred Stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of Preferred Stock.

Certain Anti-Takeover Effects of Our Certificate of Incorporation, Bylaws and Delaware Law

Our certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

6

Undesignated Preferred Stock

Our board of directors has the ability to designate and issue Preferred Stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in our control or management.

Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting

Our certificate of incorporation provides that our stockholders may not act by written consent. This limit on the ability of stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, the holders of a majority of our capital stock are not able to amend the amended and restated bylaws or remove directors without holding a meeting of stockholders called in accordance with the amended and restated bylaws.

In addition, our certificate of incorporation and amended and restated bylaws provide that special meetings of the stockholders may be called only by our board of directors, the chairperson of our board of directors, our chief executive officer or our president. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our company.

Board Classification

Our board of directors is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

7

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”) regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

●	prior to the date of the transaction, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

The provisions of Delaware law and the provisions of our certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and as a consequence, they might also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company, One State Street Plaza, 30th Floor, New York, NY 10004-1561.

Securities Exchange

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “PHUN.”

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Description of Preferred Stock

Our certificate of incorporation authorizes 100,000,000 shares of Preferred Stock, par value $0.0001 per share. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution providing for such issue duly adopted by our board of directors. Our board of directors is further authorized, subject to limitations prescribed by law, to fix by resolution and to set forth in a certification of designation to be filed pursuant to the DGCL the powers, designations, preferences and relative participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of Preferred Stock, including, without limitation, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including, without limitation, sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

Our board of directors has the right to establish one or more series of our Preferred Stock without stockholder approval. Unless required by law or by any stock exchange on which our Common Stock is listed, the authorized shares of our Preferred Stock will be available for issuance at the discretion of our board of directors without further action by our stockholders.

The issuance of Preferred Stock could adversely affect, among other things, the voting power of holders of our Common Stock and the likelihood that stockholders will receive dividend payments and payments upon our liquidation, dissolution or winding up. The issuance of Preferred Stock could also have the effect of delaying, deferring or preventing a change in control of us.

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A prospectus supplement relating to any series of Preferred Stock being offered will include specific terms related to the offering. They will include, where applicable:

●	the title and stated value of the series of Preferred Stock and the number of shares constituting that series;
●	the number of shares of the series of Preferred Stock offered, the liquidation preference per share and the offering price of the shares of Preferred Stock;
●	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of Preferred Stock of the series;
●	the date from which dividends on shares of Preferred Stock of the series shall cumulate, if applicable;
●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;
●	the procedures for any auction and remarketing, if any, for shares of Preferred Stock of the series;
●	the provision for redemption or repurchase, if applicable, of shares of Preferred Stock of the series;
●	any listing of the series of shares of Preferred Stock on any securities exchange;
●	the terms and conditions, if applicable, upon which shares of Preferred Stock of the series will be convertible into shares of Preferred Stock of another series or our Common Stock, including the conversion price, or manner of calculating the conversion price;
●	whether the Preferred Stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;
●	voting rights, if any, of the Preferred Stock;
●	restrictions on transfer, sale or other assignment, if any;
●	whether interests in shares of Preferred Stock of the series will be represented by global securities;
●	any other specific terms, preferences, rights, limitations or restrictions of the series of shares of Preferred Stock;
●	a discussion of any material United States federal income tax consequences of owning or disposing of the shares of Preferred Stock of the series;
●	the relative ranking and preferences of shares of Preferred Stock of the series as to dividend rights and rights upon liquidation, dissolution or winding up of the Company; and
●	any limitations on issuance of any series of shares of Preferred Stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

If we issue shares of Preferred Stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

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Description of Warrants

We may issue Warrants for the purchase of our Common Stock or Preferred Stock. As explained below, each Warrant will entitle its holder to purchase our Common Stock or Preferred Stock at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement. Warrants may be issued separately or together with our Common Stock or Preferred Stock. The Warrants are to be issued under warrant agreements to be entered into between us and the investors or a warrant agent.

The particular terms of each issue of Warrants and the warrant agreement relating to the Warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the Warrants;
●	the initial offering price;
●	the aggregate number of warrants and the aggregate number of shares of Common Stock or Preferred Stock purchasable upon exercise of the warrants;
●	if applicable, the designation and terms of the equity securities with which the Warrants are issued, and the number of warrants issued with each equity security;
●	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
●	if applicable, the minimum or maximum number of the Warrants that may be exercised at any one time;
●	anti-dilution provisions of the Warrants, if any;
●	redemption or call provisions, if any, applicable to the Warrants;
●	any additional terms of the Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Warrants; and
●	the exercise price.

Holders of Warrants will not be entitled, solely by virtue of being holders, to vote, to receive dividends, to receive notice as stockholders with respect to any meeting or written consent of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the Warrants. Until any warrants to purchase Common Stock or Preferred Stock are exercised, the holder of the warrants will not have any rights of holders of Common Stock or Preferred Stock that can be purchased upon exercise.

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Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the Units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any Units that we may offer under this prospectus, we will describe the particular terms of any Units in more detail in the applicable prospectus supplement. The terms of any Units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the Units we are offering, and any supplemental agreements, before the issuance of the related Units. The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to the particular Units. We urge you to read the applicable prospectus supplements related to the particular Units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the Units.

We may issue Units comprised of one or more shares of our Common Stock, shares of our Preferred Stock and Warrants in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security. The unit agreement under which a Unit is issued may provide that the securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of Units, including:

●	the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions of the governing unit agreement that differ from those described below; and
●	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock” and “Description of Warrants” will apply to each Unit and to any Common Stock, Preferred Stock, or Warrant included in each Unit, respectively.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for working capital and other general corporate purposes of Phunware and our subsidiaries.

More specific allocations may be included in a prospectus supplement relating to a specific offering of securities. All expenses relating to an offering of securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.

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PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;
●	directly to one or more other purchasers;
●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	through agents on a best-efforts basis;
●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the Nasdaq Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or
●	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of Common Stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Common Stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the shares of Common Stock by underwriters, brokers or dealers;
●	sell shares of Common Stock short and deliver the shares to close out short positions;
●	enter into option or other types of transactions that require the delivery of shares of Common Stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Common Stock under this prospectus; or
●	loan or pledge the shares of Common Stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;
●	any underwriting discounts and other items constituting underwriters’ compensation;
●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
●	any commissions allowed or paid to agents;
●	any other offering expenses;
●	any securities exchanges on which the securities may be listed;
●	the method of distribution of the securities;
●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and
●	any other information we think is important.

The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices;
●	at varying prices determined at the time of sale; or
●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in transactions in the over-the-counter market;
●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
●	through the writing of options; or
●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

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Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock during and after this offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the securities for their own accounts by selling more securities than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing securities in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resales of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our securities. Passive market making consists of displaying bids on the Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of securities offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of us.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the shares of securities may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities to be offered hereby will be passed upon for us by our counsel, Winstead PC, Austin, Texas. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of Phunware, Inc. as of and for the years ended December 31, 2019 and 2020 incorporated herein by reference in this prospectus from our Annual Report on Form 10-K have been audited by Marcum LLP, an independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing. As set forth in their report thereon an explanatory paragraph describing a change in accounting principle related to the adoption of Accounting Standards Codification No. 606 on January 1, 2019.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered to be a part of this prospectus. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	Our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 31, 2021, as amended by Form 10-K/A filed with the SEC on April 30, 2021;
●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 filed with the SEC on May 14, 2021, August 13, 2021 and November 12, 2021, respectively;
●	Our Current Reports on Form 8-K (and amendments thereto as applicable) as filed with the SEC on January 20, 2021, February 16, 2021, February 18, 2021, March 19, 2021, March 25, 2021, March 26, 2021, March 30, 2021, April 7, 2021, May 13, 2021, June 3, 2021, August 12, 2021, August 18, 2021, September 7, 2021, September 13, 2021, October 12, 2021, October 15, 2021, October 19. 2021, October 28, 2021, November 15, 2021, November 18, 2021 and December 7, 2021;
●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 15, 2021; and
●	The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on August 18, 2016 pursuant to Section 12(b) of Exchange Act, which description has been updated most recently in the Registrant’s prospectus filed with the SEC on November 14, 2018 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-4, as amended, inclusive of any amendments or reports filed for the purpose of updating such description, including Exhibit 4.15 to our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 31, 2021.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at http://www.sec.gov. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our investor relations website at http://investors.phunware.com or by writing or calling us at the following address or telephone number:

Phunware, Inc.

Attention: Investor Relations

7800 Shoal Creek Blvd., Suite 230-S

Austin, Texas 78757

investorrelations@phunware.com

(512) 394-6837

Due to the ongoing COVID-19 pandemic, our Austin, Texas headquarters are currently not staffed to regularly receive correspondence via U.S. Mail. For faster response, requests for documents incorporated by reference can be made via email to investorrelations@phunware.com.

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

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WHERE YOU CAN FIND MORE INFORMATION

The Registration Statement that we have filed with the SEC registers the securities offered by this prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

The Company files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You can read the Company’s filings with the SEC, including this prospectus, over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

We also make available free of charge on the Investors section of our website, http://www.phunware.com, all materials that we file electronically with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

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PROSPECTUS SUPPLEMENT

Up to $120,000,000 of Common Stock

Canaccord Genuity

Roth Capital Partners	The Benchmark Company

June 4, 2024